Consent of Ernst & Young LLP, Independent Auditors

     We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial
     Statements" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 32 to the Registration Statement (Form N-1A) (No. 33-27352) of Endeavor Series Trust of our report dated February 4, 2000, included in the 1999 Annual Report to Shareholders.

                                                         /s/Ernst & Young LLP


Philadelphia, Pennsylvania
August 11, 2000